Exhibit 10.1
First Amendment
of
UAL Corporation
Performance Incentive Plan

            The UAL Corporation Performance Incentive Plan (the "Plan") is hereby amended, effective February __, 2006, as follows:

                 1.    Pursuant to the authority provided in Paragraph II.E, and action taken by the Human Resources Subcommittee, all 2003 Incentive Awards for Officers who are officers of UAL Corporation or United Air Lines, Inc. during the period from January 1, 2003 through the date of payment of the Incentive Awards under the Plan, either in cash or through the issuance of non-equity securities of UAL Corporation (the "Non-Equity Securities"), are decreased to zero and eliminated.

                2.    Notwithstanding the provisions of Paragraph IV.B, a Participant shall be entitled to receive a payment of his or her 2003 Incentive Award only if he or she is employed by the Company or an affiliate on the date of payment either in cash or through the issuance of the Non-Equity Securities.

                3.     Notwithstanding any provision of the Plan to the contrary, payment of Incentive Awards for 2003 may be made either in cash or in the form of UAL Corporation Non-Equity Securities as soon as practicable, but no later than 270 days, following the Exit Date. The total principal amount of all of the Non-Equity Securities issued for payment of the 2003 Incentive Awards, together with any cash payments made for 2003 Incentive Awards, will be not less than the dollar amount of the Participants' Incentive Awards for 2003, as otherwise determined in accordance with the terms of the Plan in effect for 2003, subject to liquidation for withholding taxes.

                4.     NO POSTPETITION AGREEMENT. This amendment to the Plan shall not: (a) alter the pre-petition nature of the Plan for the purposes of the Company's bankruptcy cases or for any other purpose; (b) alter the validity, priority or amount of any claims that may have arisen or may arise under the Plan, other than what the validity, priority, or amount of such claims would have been had this amendment not been made; (c) elevate any claims against the Company arising under the Plan to administrative expense priority status solely by reason of this amendment; (d) constitute a post-petition agreement or an assumption or adoption thereof; (e) be construed in any way to mean that the Plan is an executory contract or post-petition agreement; or (f) act as an assumption or adoption of the Plan.